QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Horizon Group Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 9, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Horizon Group Properties, Inc. (the "Company) to be held on May 14, 2002 at 11:30 a.m., local time, at 77 West Wacker Drive, 42nd Floor Conference Room, Chicago, Illinois.

        At the Meeting, you will be asked to consider and take action to (i) elect three Directors of the Company; (ii) ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and (iii) transact such other business as may properly come before the Meeting.

        The Board has unanimously approved the proposals set forth herein and believes that they are in the best interests of the Company and its stockholders and recommends that stockholders of the Company vote FOR the approval of the proposals set forth herein.

        Additional information with respect to these matters is set forth in the enclosed Proxy Statement and the formal notice of Meeting. Also enclosed is a Proxy Card. After reading these materials, please mark, date, sign and return the enclosed Proxy Card to ensure that your vote on the important business matters to be considered at the Meeting will be recorded. Abstentions and broker non-votes will have the same effect as a vote against the foregoing proposals.

        I appreciate your investment in the Company and am looking forward to this opportunity to meet you personally. Whether or not you can attend, however, I greatly appreciate your cooperation in returning the enclosed Proxy Card.

                      Sincerely,

                      Gary J. Skoien
                      Chairman, President and
                      Chief Executive Officer

HORIZON GROUP PROPERTIES, INC.

NOTICE OF THE
2002 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 14, 2002

To the Stockholders:

        Notice is hereby given that the 2002 Annual Meeting of Stockholders of Horizon Group Properties, Inc., a Maryland corporation (the "Company"), will be held at 77 West Wacker Drive, 42nd Floor Conference Room, Chicago, Illinois on May 14, 2002 at 11:30 a.m., local time (the "Meeting"), to consider and take action on the following matters:

  1.
  Elect three Directors of the Company;

  2.
  Ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

  3.
  Transact such other business as may properly come before the Meeting.

        Holders of record of the Company's Common Stock at the close of business of April 1, 2002 (the "Record Date") shall be entitled to notice of, and to vote with respect to all matters to be acted upon, at the Meeting.

                      By order of the Board of Directors,

                      David R. Tinkham
                       Secretary

Chicago, Illinois
April 9, 2002

        IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND RETURN IT PROMPTLY IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

Horizon Group Properties, Inc.
77 West Wacker Drive
Suite 4200
Chicago, Illinois 60601

PROXY STATEMENT
FOR THE 2002
ANNUAL MEETING OF STOCKHOLDERS

         To be held on May 14, 2002

        The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Horizon Group Properties, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 14, 2002 at 11:30 a.m., local time, or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of such meeting. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders of record on or about April 9, 2002.

        If the accompanying Proxy Card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the Proxy Card will vote in favor of the matters presented in this Proxy Statement, and as recommended by the Board with regard to all other matters. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if present at the Meeting, a stockholder may elect to revoke his or her proxy and vote shares personally. The principal executive offices of the Company are located at 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.

        The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. If any personal interviews or telephone conversations are used to solicit proxies, delivery of this Proxy Statement and Proxy Card will precede the interview or telephone conversation. If as a result of the interview or conversation additional Proxy Cards are requested or required, they will be forwarded to the registered holder as so requested or required.

QUORUM AND VOTE REQUIRED

        Only holders of record of common stock, par value $.01 per share, of the Company ("Common Stock") on April 1, 2002 (the "Record Date") will be entitled to vote at the Meeting. As of the Record Date, the Company had 2,851,834 shares of Common Stock outstanding and entitled to vote with respect to all matters to be acted upon at the Meeting. Each holder of Common Stock is entitled to one vote with respect to matters to be acted upon for each share of Common Stock held by such holder. Under Maryland law and the Amended and Restated Bylaws of the Company (the "Bylaws"), the presence of holders in person or by proxy representing a majority of all the votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions are considered holders who are present at the Meeting and entitled to vote and are counted for purposes of determining if a quorum exists. "Broker non-votes" are votes represented by proxies from brokers or nominees indicating that those brokers or nominees have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the broker or nominees do not have discretionary power. Broker non-votes will not be counted for purposes of determining whether a quorum exists. The existence of a quorum will be determined based upon the number of shares held by shareholders present in person plus the largest number of shares represented by proxies in which votes have been cast or as to which authority to vote has not been withheld on any proposal. Accordingly, if a broker has exercised discretionary authority with respect to a proposal or has not withheld authority to vote on all of the proposals, the shares represented by that proxy may be counted as votes present at the Meeting and the number of shares present at the Meeting will not be reduced by the broker non-votes represented by that proxy on a different proposal.

        According to the terms of the Amended and Restated Bylaws of the Company (the "Bylaws") and assuming the presence of a quorum, approval of all proposals contained herein requires the affirmative vote by a majority of the aggregate number of the shares of stock entitled to be voted whose holders are present in person or represented by proxy at the Meeting. Broker non-votes will not be counted as present on the proposals and will have no effect in determining the outcome. Abstentions will be counted as present and will have the effect of a vote against the proposals.

OTHER BUSINESS

        The Board is aware of no business before the Meeting other than that specified in this Proxy Statement. If matters properly come before the Meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with the recommendation of the Board.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this proxy statement, the words "estimate", "project", "anticipate", "expect", "intend", "believe", and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance and achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following factors as well as those factors discussed elsewhere in the Company's filings with the Securities and Exchange Commission: the successful development and implementation of the Company's business plan, changes in the real estate market, changes in the factory outlet center market, prevailing interest rates and general economic conditions, the level of competition confronting the Company, the accessibility of the capital markets and other sources of financing for the Company and other factors referred to in this Proxy Statement and previous filings by the Company.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Pursuant to the By-laws, the Board of Directors may determine the number of Directors of the Company which shall not be less than three. Currently, the Board of Directors has set the number of Directors at six. Directors are divided into three classes serving staggered three-year terms of office. The Board of Directors proposes the election of three Directors at this Meeting, each to hold office for a three-year term or until a successor is duly elected and qualified. Other Directors will be elected at the Annual Meetings to be held in 2003 and 2004, respectively, for three-year terms, and until their respective successors are duly elected and qualified. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person for the nominee, shares will be voted for such other person as the Board of Directors may select. The Board of Directors expects each nominee to be able and willing to serve as a Director. The following sets forth certain information with respect to the nominees and also with respect to each Director whose term of office will continue after the Meeting.

Nominees for Election

Name	Term as Director Expires	Age	Principal Occupation, Name of Organization, and Offices and Positions with the Company
Howard M. Amster	2002	53	Principal of Ramat Securities Ltd, Director of the Company
Margaret A. Gilliam	2002	62	President of Gilliam & Co., Director of the Company
E. Thomas Thilman	2002	60	Partner of Thilman & Filippini, Director of the Company

        HOWARD M. AMSTER. Mr. Amster has been a Securities Principal with Ramat Securities Ltd., a securities brokerage firm, since June 2000. From 1992 to June 2000, Mr. Amster was an investment consultant with First Union Securities (formerly EVEREN Securities and formerly Kemper Securities). Since March 1998, Mr. Amster has served as President of Pleasant Lake Apts. Corp, a corporate general partner of Pleasant Lake Apts. Limited Partnership, a real estate partnership. Mr. Amster is also President of Amster Trading Company and an officer of certain private companies owned by him or his wife. Mr. Amster serves as a director of the following public companies: Astrex, Inc., Wiltshire Financial Services Group Inc. and Prime Retail, Inc. Since 1988, Mr. Amster has also been a director of Geauga Savings Bank, an Ohio savings bank, and its parent holding company, Maple Leaf Financial. Mr. Amster was formerly a Trustee of CleveTrust Realty Investors, a former real estate company.

        The Company entered into a Settlement Agreement, dated as of May 4, 2001 (the "Settlement Agreement"), with Mr. Amster, Mr. John C. Loring and Mr. Robert M. Schwartzberg. Under the Settlement Agreement, the Company agreed to amend its Bylaws to increase the size of the Board to six members and appoint Mr. Amster to the Board and to a newly-formed Executive Committee of the Board. The Settlement Agreement provides that, so long as each of Messrs. Amster, Loring and Schwartzberg is in compliance with his obligations under the Settlement Agreement and so long as Mr. Amster has legal capacity to serve as a director, Horizon will nominate Mr. Amster as part of its slate of nominees for a subsequent three-year term at the 2002 Annual Meeting and will support such nomination.

        MARGARET A. GILLIAM. Ms. Gilliam is President of Gilliam & Co., which she founded in 1997. Gilliam & Co. advises potential investors in both public and private situations, and individual businesses on strategic initiatives. From 1975 to 1997, Ms. Gilliam oversaw investment research in retail and soft goods industries where her most recent title was Director—Equity Research for Credit Suisse

First Boston. Ms. Gilliam is a director of Harold's Stores, Inc. and Mayor's Jewelers, Inc. Ms. Gilliam is a graduate of McGill University and The Harvard-Radcliffe Program in Business Administration.

        E. THOMAS THILMAN. Since the founding of Thilman & Filippini in 1980, Mr. Thilman has been a partner. Thilman & Filippini is a Chicago-based insurance brokerage and consulting agency. Mr. Thilman received his M.B.A. from the University of Chicago and a bachelors in Business from the University of Notre Dame. Mr. Thilman is a Certified Public Accountant.

Directors Whose Term of Office Will Continue After the Meeting

Name	Term as Director Expires	Age	Principal Occupation, Name of Organization, and Offices and Positions with the Company
Governor Jim Edgar	2003	56	Distinguished fellow at the University of Illinois Institute of Government and Public Affairs, Director of the Company
Gary J. Skoien	2004	48	Chairman of the Board, President and Chief Executive Officer of the Company, Director of the Company
Michael W. Reschke	2004	46	Chairman of the Board, Chief Executive Officer and President of Prime Group, Inc., Director of the Company

        GOVERNOR JIM EDGAR. Governor Edgar is currently a Distinguished Fellow at the University of Illinois Institute of Government and Public Affairs where he is also a teacher and lecturer. He has been in this position since January 1999. He was appointed to the Board of Directors of the Company in March 2000. He was also a Resident Fellow at the John F. Kennedy School of Government at Harvard University in the 1999 fall semester. Gov. Edgar served as governor of Illinois from January 14, 1991 through January 11, 1999. Prior to his election, Gov. Edgar served as Illinois Secretary of State from 1981 to 1991. Gov. Edgar's retirement from public office marked 30 years of state government service. Gov. Edgar serves on the Boards of Directors of Kemper Insurance Companies, Scudder Kemper Funds, John B. Sanfilippo & Sons, Inc. and Board of Directors of the Association of Governing Boards of Universities and Colleges. He is also a member of the Board of Directors of the National Center for Public Policy and Higher Education.

        GARY J. SKOIEN. Gary J. Skoien has served as Chairman of the Board, President, Chief Executive Officer and a Director of the Company since June 1998. Mr. Skoien also serves, and has served since 1994, as Executive Vice President and Chief Operating Officer of The Prime Group, Inc. ("PGI") where he is responsible for managing the land development division and corporate management functions. Prior to this role, Mr. Skoien served as Senior Vice President and Chief Operating Officer of the Retail Division of PGI (currently Prime Retail, Inc.) from 1992 to 1993. In this role, he oversaw strategic planning, development and management of the rapidly growing division. From 1983 to 1991, Mr. Skoien was the Executive Director of The Illinois Capital Development Board and from 1980 to 1983, Mr. Skoien was an Assistant to the Illinois Governor. Mr. Skoien is Vice Chairman of the Board of Trustees of Northern Illinois University and on the Boards of Directors of the Chicagoland Chamber of Commerce and the Civic Federation. Mr. Skoien received his A.B. CUM LAUDE from Colgate University and received his Master of Public Policy from the University of Michigan.

        MICHAEL W. RESCHKE. Mr. Reschke has been the Chairman of the Board of Directors, Chief Executive Officer and President of Prime Group, Inc. ("PGI") since its founding in 1981. Mr. Reschke is also Chairman of the Board of Prime Capital Holding, L.L.C. and Prime Group Realty Trust and a member of the Board of Directors of Prime Retail, Inc. From 1977 to 2000, Mr. Reschke was the Chairman of the Board of Directors of Brookdale Living Communities, Inc. Mr. Reschke received a Juris Doctorate degree (SUMMA CUM LAUDE) from the University of Illinois after having received a B.A. degree (SUMMA CUM LAUDE) in Accounting from Northern Illinois University. Mr. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. Reschke is a member of the Chairman's Roundtable and the Executive Committee of the National Realty Committee, as well as a full member of the Urban Land Institute.

        The Board of Directors held five meetings during the year ended December 31, 2001. All directors attended at least 75% of the meetings of the Board and committee meetings on which they served. The Company has three standing committees of the Board of Directors, the Audit Committee, the Executive Compensation and Stock Incentive Plan Committee and the Executive Committee, each of which is described further below.

Audit Committee

        The Audit Committee, which consists of Governor Edgar, Ms. Gilliam and Mr. Thilman, held one meeting during the year ended December 31, 2001. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews any recommendations made by the Company's auditors regarding the Company's accounting methods and the adequacy of its system of internal control and reviews any related party transactions. The scope of the Audit Committee's duties are detailed in the Audit Committee Charter attached hereto as Appendix A.

        The Company has determined that each of the members of the Audit Committee is an "independent director" as that term is defined by the National Association of Securities Dealers.

Executive Compensation and Stock Incentive Plan Committee

        The Executive Compensation and Stock Incentive Plan Committee (the "Compensation Committee"), which consists of Ms. Gilliam, Mr. Reschke, and Mr. Thilman, determines the compensation paid to executives of the Company, grants employee stock options and makes other determinations regarding the administration of employee stock option plans, approves management incentive (bonus and long-term) plans and determines the standards of performance for incentive payments. The Compensation Committee held one meeting during the year ended December 31, 2001.

Executive Committee

        The Executive Committee, which consists of Mr. Amster and Mr. Skoien, makes recommendations to the Board of Directors of the Company with respect to significant dispositions and financings of the Company's properties and potential significant acquisitions of additional properties. The Executive Committee did not meet during the year ended December 31, 2001.

Compensation of Directors

        Directors who are not officers of or employed by the Company ("Non-employee Directors") are paid an annual fee of $15,000 plus a meeting fee of $1,000 for each meeting of the Board of Directors and $500 for each committee meeting, and receive reimbursement for their out-of-pocket expenses. Each Non-employee Director received an option to purchase 10,000 shares of Common Stock under the Company's 1998 Long-term Stock Incentive Plan on the date he or she was elected to the Board of Directors. An additional grant to purchase 7,500 shares was made to each Director in August 2000.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. AMSTER, MS. GILLIAM AND MR. THILMAN AS DIRECTORS OF THE COMPANY WITH TERMS EXPIRING IN 2005.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors of the Company has approved the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2002. Ernst & Young LLP served in this capacity for the year ended December 31, 2001. A representative of Ernst & Young LLP will attend the Meeting and, while not intending to make a statement, will respond to appropriate questions directed to Ernst & Young LLP.

        The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.

        Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit Committee considered the firm's qualifications as auditors for the Company. This included a review of the performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

SECURITY OWNERSHIP OF CERTAIN
OWNERS AND MANAGEMENT

Principal Shareholders

        The following table sets forth information as of March 1, 2002 regarding the beneficial ownership of Common Stock by each Director and Named Officers (as defined herein) of the Company, by all Directors and executive officers of the Company as a group, and by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds or the number of Common Units held by such person which are exchangeable for shares of Common Stock. The extent to which a person holds Common Units as opposed to Common Stock is set forth in the footnotes.

Name and Address of Beneficial Owner(1)	Number of Shares/ Common Units Beneficially Owned(2)	Percentage Ownership of Outstanding Common Stock(3)	Percentage Ownership of Outstanding Common Stock/Units(4)
Michael W. Reschke(5) 77 West Wacker Drive Chicago, Illinois 60601	988,799	29.75%	27.32%
Howard M. Amster(6) 25812 Fairmont Boulevard Beachwood, Ohio 44122	283,916	9.89%	8.40%
Thomas G. Berlin (7) 37500 Eagle Road Willoughby Hills, Ohio 44094	282,859	9.86%	8.37%
Robert M. Schwartzberg (8) 5124 44th Street, NW Washington, DC 20016	145,000	5.05%	4.29%
Governor Jim Edgar	8,875	*	*
Margaret A. Gilliam	12,475	*	*
E. Thomas Thilman	17,475	*	*
Gary J. Skoien	163,005	5.48%	4.50%
David R. Tinkham	69,121	2.37%	1.91%
Andrew F. Pelmoter	35,775	1.23%	0.99%
Thomas A. Rumptz	15,869	*	*
Directors and officers of the Company as a group (10 persons)	1,595,310	44.90%	44.07%

*
Less than one percent

Notes:

(1)
All of the Directors and executive officers of the Company may be contacted c/o Horizon Group Properties, Inc., 77 West Wacker Drive, Suite 4200, Chicago, Illinois, 60601.

(2)
The beneficial ownership of shares of Common Stock reported herein is based upon filings with the Securities and Exchange Commission (the "Commission") pursuant to certain provisions of the Exchange Act and is subject to confirmation by the Company that such ownership does not violate the ownership restrictions in the Company's Charter. "Beneficial ownership" is defined differently in Rule 13d-3 under the Exchange Act and the Code. The ownership of Common Units reported herein is derived from the transfer records maintained by the transfer agent for Horizon Group Properties, L.P. (the "Operating Partnership") and on information provided by certain limited partners of the Operating Partnership. Information presented includes Common Stock issuable upon exercise of Stock Options which have vested or will vest within 60 days of April 9, 2002 as follows: Mr. Reschke 12,475; Gov. Edgar 8,875; Ms. Gilliam 12,475; Mr. Thilman 12,475; Mr. Skoien 102,870; Mr. Tinkham 41,270; Mr. Pelmoter 35,775; and Mr. Rumptz 13,775.

(3)
Information presented assumes exchange or conversion only of Common Units owned by such beneficial owner for shares of Common Stock. The Common Units may be exchanged on a one-for-one basis for Common Stock (or, at the Company's election, cash of an equivalent value) at any time.

(4)
Information presented assumes exchange or conversion of all outstanding Common Units for shares of Common Stock.

(5)
Individual directly owns 8,206 shares of Common Stock and 12,475 shares of Common Stock which Mr. Reschke has the right to acquire upon exercise of certain options granted by the Company. Under the definition of "beneficial ownership" applicable to Exchange Act filings, Mr. Reschke may be deemed to share beneficial ownership of: (1) 527,418 shares of Common Stock and 75,620 Common Units directly owned by Prime Group Limited Partnership, an Illinois limited partnership ("PGLP"), (2) 277,850 Common Units directly owned by Prime Financing Limited Partnership, an Illinois limited partnership ("PFLP"), (3) 42,281 Common Units directly owned by Prime Group II, L.P., an Illinois limited partnership ("PG-II"), (4) 3,081 Common Units directly owned by Prime Group III, L.P., an Illinois limited partnership ("PG-III"), (5) 6,818 Common Units directly owned by Prime Group IV, L.P., an Illinois limited partnership ("PG-IV"), and (6) 35,050 Common Units directly owned by Prime Group V, L.P., an Illinois limited partnership ("PG-V") by virtue of his position as managing general partner of PGLP and his ability to control PFLP, PG-II, PG-III, PG-IV and PG-V.

(6)
Mr. Amster may be deemed to be the beneficial owner of 283,916 shares of Common Stock by virtue of his relationships with the following persons, each a holder of Common Stock of the Company: Amster Trading Company; Gould Trading Company; Howard Amster & Tamra F. Gould Charitable Unitrust; Pleasant Lake Apts. Corp.; Pleasant Lake Apts. Limited Partnership; Ramat Securities Ltd. and Amster Limited Partnership.

(7)
Information presented is based on Schedule 13D filed with the Securities and Exchange Commission on November 15, 2001 by Thomas G. Berlin ("Berlin") and certain affiliates. This Schedule 13D indicates that Berlin directly owns 138,900 shares of Common Stock and may be deemed the beneficial owner of an additional 143,959 shares of Common Stock by virtue of his relationships with the following persons, Berlin Capital Growth, L.P. ("BCG") and Berlin Financial, Ltd. ("BFL"). BCG holds the 143,959 shares of Common Stock, BFL is the general partner of BCG, and Berlin is the sole member of BFL. This Schedule 13D indicates that each of Berlin and BFL disclaims beneficial ownership of the others' shares of Common Stock.

(8)
Information presented is based on Schedule 13D filed with the Securities and Exchange Commission on April 20, 2001 by Robert M. Schwartzberg ("Schwartzberg"). This Schedule 13D indicates that Schwartzberg directly owns 145,000 shares of Common Stock.

        Turkey Vulture Fund XIII, Ltd. has claimed beneficial ownership of 159,000 shares of common stock of the Company. Pursuant to the provisions of Section 4.5.7 of the Articles of Amendment and Restatement of the Company (the "Charter"), ownership is limited to 4.9% of the aggregate value of the outstanding shares of the Company's stock for those persons who owned less than 4.9% of the aggregate value of the outstanding shares of the Company's stock prior to October 20, 2000. Therefore, 18,360 shares have been converted to Excess Common Stock, as defined in the Charter and shall not be considered issued and outstanding for purposes of any shareholder vote.

EXECUTIVE COMPENSATION

        The following table shows the compensation of the Company's five most highly compensated executive officers, including the Chief Executive Officer, for the year ended December 31, 2001 (the "Named Officers").

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Stock Options	All Other Compensation
Gary J. Skoien Chief Executive Officer	2001 2000 1999	$225,000 225,000 227,290	$55,000 90,000 112,500	$5,296 5,452 5,000	— 39,000 —	— — —
David R. Tinkham Chief Financial Officer	2001 2000 1999	157,692 145,000 145,500	41,000 58,000 72,500	5,100 2,100 1,900	— 19,000 —	— — —
Andrew F. Pelmoter Senior Vice President	2001 2000 1999	155,038 145,000 154,000	24,000 58,000 58,000	4,618 3,580 3,400	— 17,500 30,000	— — —
Thomas A. Rumptz Senior Vice President	2001 2000 1999	132,000 129,087 127,154	25,200 60,000 33,000	5,100 2,721 2,510	— 17,500 —	— —
Terri J. Springstead (1) Vice President	2001 2000 1999	100,000 85,000 68,310	11,500 20,000 8,870	5,100 4,050 2,313	— — —	$70,000 30,000 —

Notes:

(1)
Other compensation represents retention payments made to Ms. Springstead in 2001 and 2000.

Option Grants in Fiscal 2001

        There were no stock option grants during fiscal 2001 for the Named Officers.

        Aggregated Option Exercises in Last Fiscal Year and Year End Option Values:

	Individual Grants
Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End Exercisable/ Unexercisable
Name
Gary J. Skoien	0	$0	102,870 / 26,130	$0 / $0
David R. Tinkham	0	0	41,270 / 12,730	$0 / $0
Andrew F. Pelmoter	0	0	35,775 / 11,725	$0 / $0
Thomas A. Rumptz	0	0	13,775 / 11,725	$0 / $0

Employment Contracts

        The Company has entered into employment agreements with Mr. Skoien and Mr. Tinkham dated as of June 15, 1998 and amended as of August 29, 2000. The employment agreements provide that these individuals will receive minimum cash compensation of $225,000, and $140,000, respectively, per annum plus annual performance bonuses determined by the HGP Compensation Committee and other employee benefits. Each of the employment agreements provide for an initial three-year term and automatically extends for one year terms unless either party gives, prior to 120 days before the end of the respective renewal term, written notice of its intention to terminate the agreement. The employment agreements contain non-competition provisions which generally prohibit these executives from directly or indirectly competing with the business of the Company during the term of employment and for a two year period after termination "without good reason" by the employee or for a one year period after termination under other circumstances. If the employment of these individuals is terminated after a "change in control" (as such term is defined in the respective contracts), the individual is entitled to a lump sum payment in an amount equal to two times the annual salary and last performance bonus for Mr. Skoien and one and one-half times annual salary and the last performance bonus for Mr. Tinkham. Additionally, Mr. Skoien is permitted to continue certain responsibilities he has with The Prime Group, Inc. The Company has also entered into agreements with Messrs. Pelmoter and Rumptz which provides for payments based on the closing of certain capital transactions with respect to the Company's shopping centers. The agreements also provide for severance benefits in the event their employment is terminated prior to December 31, 2005 for Mr. Pelmoter and July 31, 2002 for Mr. Rumptz.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors, which is required to have a majority of outside directors who are neither employees nor officers of the Company, is charged with determining compensation for the Company's executive officers and to implement and administer the Company's Long-term Stock Incentive Plan. Ms. Gilliam, Mr. Reschke, and Mr. Thilman currently serve on the Compensation Committee. See "Compensation of Directors."

        No executive officer of the Company served as a Director or member of (1) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (2) the Board of Directors or another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (3) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 2001.

        The Company utilizes Thilman & Filippini as its agent for insurance and risk management programs. E. Thomas Thilman is a Director of the Company and a partner in Thilman & Filippini. During the year ended December 31, 2001, the Company paid premiums totaling approximately $663,000 for insurance policies placed by Thilman & Filippini.

REPORT OF COMPENSATION COMMITTEE

        Compensation of the Chairman, President and Chief Executive Officer and the four other most highly compensated executive officers of the Company is determined by the Compensation Committee of the Board of Directors. The Compensation Committee was formed in June 1998 in connection with the initial operations of the Company. The current members of the Compensation Committee are Ms. Gilliam, Mr. Reschke, and Mr. Thilman.

        The Company's compensation programs are designed to attract and retain highly qualified individuals while providing the economic incentive necessary to achieve the Company's performance goals. The Company intends to maintain compensation policies, plans and programs which will reward management and provide additional incentives for the enhancement of cash flows, and consequently real property and shareholder values. The Compensation Committee believes that, through their ownership of equity interests in the Company, the Operating Partnership and the grant of incentive share options in the Company, as applicable, the financial interests (and net worth) of the Company's senior executives are aligned with the interests of the shareholders.

        While the Compensation Committee will continue to evaluate the compensation practices of the Company's industry peer group as an important factor in determining executive compensation, the Company's achievement of its performance goals and the contribution of senior executives to such achievement will greatly influence whether the Company's compensation program remains at or exceeds the median or its peer group. The peer group of companies identified by the Compensation Committee is further described in the Performance Graph.

        The Company's executive compensation programs consist of the following components:

  •
  Employment agreements with its most senior executives setting base salary at fixed levels, and containing such other provisions, sufficient to attract and retain employees capable of contributing to the Company's performance objectives with discretionary increases by the Compensation Committee after review at least annually;

  •
  Incentive bonuses determined by the Board of Directors or the Compensation Committee upon achievement of such corporate and individual performance goals and objectives as may be determined by the Board of Directors or the Compensation Committee, in order to reward executive officers for attaining performance goals;

  •
  Share options with scheduled vesting periods to align the interests of the executive with those of the Company's shareholders; and

  •
  Participation in other benefit programs available to employees generally.

        The Company has entered into Employment Agreements with its Chairman, President and Chief Executive Officer and its Chief Financial Officer. The Employment Agreements established annual base salaries of not less than $225,000 for the Chairman, President and Chief Executive Officer and not less than $140,000 for the Chief Financial Officer. See "Executive Compensation—Employment Contracts." As provided in the Employment Agreements, annual base salary adjustments will be made by the Compensation Committee based on individual performance reviews as well as other market factors. The Committee established annual salaries for Messers. Skoien and Tinkham of $225,000 and $160,000, respectively, for the period March 1, 2001 to March 1, 2002. The Company has also entered into agreements with Messers. Pelmoter and Rumptz which provide for contingent bonus payments based on the closing of certain capital transactions involving the Company's shopping centers. The agreements also provide for severance benefits in the event their employment is terminated prior to December 31, 2005 for Mr. Pelmoter and July 31, 2002 for Mr. Rumptz.

        Executive officers are eligible to receive annual performance bonuses. The amount of any executive officer's bonus is based upon each individual's contributions to the Company's achievement of financial and operating goals and, to a lesser degree, factors such as leadership and contribution to strategy development. The Compensation Committee will continue to establish overall performance goals for the Company based primarily on the growth in funds from operations; satisfaction of expansion, development, operating and occupancy goals; and the relative performance of the Company in comparison with its industry peer group.

        The Compensation Committee decided to defer the payment of the annual performance bonus to Mr. Skoien related to calendar year 2001 until the completion of the refinancing of the Company's loan which matures in July 2002. It agreed to grant him an interim bonus of 10% of his salary.

        The Internal Revenue Code of 1986, as amended, limits the ability of a publicly-held corporation such as the Company to deduct compensation for its Chief Executive Officer and the four highest paid officers other than the Chief Executive Officer in excess of $1,000,000 per individual, per year. Performance-based compensation is not counted toward the $1,000,000 limit. It is the Company's policy to take this rule into account in setting the compensation of its affected executives. The Company will not be denied any deduction under Section 162(m) for compensation paid during its taxable year ending December 31, 2001. Based upon proposed Treasury regulations, bonuses payable to the Company's executives under their current employment agreements and compensation attributable to options (both statutory and non-statutory) granted under the Long-term Stock Incentive Plan may be considered as compensation subject to the Section 162(m) limitation. Accordingly, it is possible that in some future year some portion of the compensation to a Company executive will not be tax deductible under Section 162(m). This will depend upon the market price of the Company's shares on the date the non-statutory options are exercised and the number of non-statutory options exercised in any one taxable year.

                      Margaret A. Gilliam
                      Michael W. Reschke
                      E. Thomas Thilman
                      Members of Compensation Committee
                      March 26, 2002

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditor's independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Committee reviewed the Charter of the Audit Committee, determined it to be adequate and recommended to the Board of Directors that it approve the charter in its current form.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The committee has also recommended to the Board, subject to shareholder approval, the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002.

                      Gov. Jim Edgar
                      Margaret A. Gilliam
                      E. Thomas Thilman
                      Members of Audit Committee
                      March 26, 2002

AUDIT AND OTHER FEES

        During the fiscal year ended December 31, 2001, the Company incurred the fees set forth below in connection with services rendered by Ernst & Young LLP to the Company.

Audit Fees

        For professional services rendered by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001, the Company incurred fees for such services in the aggregate amount of $118,500.

Financial Information Systems Design and Implementation Fees

        For the fiscal year ended December 31, 2001, there were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation.

All Other Fees

        For professional services related to the preparation of all state and federal income tax returns for the Company and its subsidiaries for the fiscal year ended December 31, 2001, the Company incurred aggregate fees of $77,690.

PERFORMANCE GRAPH

        The following performance graph compares the Company's performance to the Russell 2000 and a peer group of companies engaged in the ownership of factory outlet centers. This group consists of Prime Retail, Inc., Chelsea GCA Realty, Inc., Konover Property Trust, Inc., and Tanger Factory Outlet Centers, Inc. Share price performance is for the period from June 15, 1998 through December 31, 2001. All share price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of any dividends.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the Commission and the National

Association of Securities Dealers, Inc. Officers, Directors and beneficial owners of more than 10% of the Company's stock are required by Commission regulation to furnish the Company with copies of all such forms which they file.

        The Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 were complied with in fiscal 2001.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Prime Retail, Inc. Guarantee

        Prime Retail, Inc., of which Mr. Reschke is a member of the Board, has guaranteed, pursuant to that certain Guaranty dated as of June 15, 1998 (the "Prime Retail Guarantee"), approximately $10.0 million of obligations under a Loan Agreement between CDC Mortgage Capital, Inc. and certain subsidiaries of the Company (the "Credit Facility"). In connection with the Prime Retail Guarantee, the Company agreed to pay Prime a fee of $400,000 per annum through June 15, 2001. Beginning on June 15, 2001, the Company has agreed to pay Prime an annual fee of $150,000, payable quarterly, for such guarantee until the Credit Facility is repaid in full.

Insurance Brokerage with Thilman & Filippini

        The Company has an ongoing relationship with respect to insurance brokerage services with Thilman & Filippini, a general partnership in which Mr. Thilman, a Director of the Company, is a general partner. Thilman & Filippini provides insurance brokerage services for the Company in connection with the Company's insurance programs and Thilman & Filippini receives commissions on the sale of such policies and related products. During the years ended December 31, 2001 and 2000 the Company paid premiums totaling approximately $663,000 and $739,000, respectively, on insurance policies placed by Thilman & Filippini.

Office Sub-Lease

        The Company sub-leases office space on a month to month basis for its senior executives at 77 W. Wacker, Chicago, Illinois from The Prime Group, Inc. The Prime Group, Inc. is an affiliate of Michael W. Reschke, a Director of the Company. During the years ended December 31, 2001 and 2000 the Company incurred rent expense of approximately $53,000 and $95,000, respectively.

Other Indebtedness and Relationships

        Loans Secured by the Norton Shores, Michigan Office Building.    The Company has a loan totaling $2.4 million as of December 31, 2001 secured by a mortgage on the office building and related equipment which the Company utilizes as a corporate office in Norton Shores, Michigan. Prime Retail LP, as the successor to Horizon/Glen LP in the merger of Prime Retail Inc. with Horizon Group, Inc. (the "Merger"), is jointly and severally liable with the Company for any and all obligations arising under such loans. This building was previously owned by an affiliate of Horizon and was contributed to the Company by Horizon in connection with the Merger.

        Gary J. Skoien's Employment with The Prime Group, Inc.    Gary J. Skoien, Chairman, President and Chief Executive Officer of the Company, is also the Executive Vice President and Chief Operating Officer of The Prime Group, Inc. Mr. Skoien's responsibilities with respect to this employment are primarily related to the Huntley project, a mixed-use development project located in suburban Chicago. Mr. Reschke, also a Director of the Company, is Chairman and Chief Executive Officer of The Prime Group, Inc. The Prime Group, Inc. is a large stockholder in Prime Retail, Inc., which owns, operates and develops factory outlet centers and may be considered to be in competition with the Company.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

        Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company no later than December 10, 2002 in order to be eligible for inclusion in the proxy statement and form of proxy for that meeting.

PROXY
HORIZON GROUP PROPERTIES, INC. Proxy/Voting Instruction Card
Chicago, Illinois

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON May 14, 2002.

The undersigned stockholder of Horizon Group Properties, Inc., a Maryland corporation, hereby constitutes and appoints Gary J. Skoien and David R. Tinkham or either of them, proxies for the undersigned, each with full power of substitution, to attend the Meeting of Stockholders of Horizon Group Properties, Inc. to be held on May 14, 2002 at 11:30 a.m., local time, at 77 West Wacker Drive, 42nd Floor, Chicago, Illinois, 60601, and at any adjournments or postponements thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

        Your vote with respect to the proposals may be indicated on the reverse.

        YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

        ☒    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

        This Proxy When Properly Executed Will be Voted In The Manner Directed Herein. If No Direction Is Made, This Proxy Will Be Voted FOR Proposal 1 and FOR Proposal 2.

(PROXY CONTINUED ON REVERSE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.

1.
Elect three Directors of the Company:

Nominees:	Howard M. Amster Margaret A. Gilliam E. Thomas Thilman	FOR ☐	WITHHELD ☐
To withhold authority for an individual Director, write that Director's name here
2.
Ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date	Signature

Signature

NOTE:  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT AND OTHER FEES
PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING